                                                                 EXHIBIT 10.52



                                      NOTE


U.S.$12,000,000.00                                              Sunrise, Florida
                                                                   July 30, 1996


                 FOR VALUE RECEIVED, SAWGRASS MILLS PHASE II LIMITED PARTNERSHIP, a Delaware limited partnership (the "Maker"), having its principal place of business c/o The Mills Corporation, 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209, hereby promises to pay to the order of CS FIRST BOSTON MORTGAGE CAPITAL CORPORATION, a Delaware corporation (together with its successors and assigns, the "Holder"), the principal sum of TWELVE MILLION ($12,000,000.00) UNITED STATES DOLLARS, at the offices of the Holder, 55 East 52nd Street, New York, NY 10055-0186 (or at such other place as the Holder may from time to time specify to the Maker in writing), in lawful money of the United States, in immediately available funds not later than 11:00 a.m. (New York City time) on July 31, 1998 (the "Maturity Date") (subject to extension pursuant to the terms hereof) or such sooner date as required herein; and to pay at such place, in like money, interest on any and all principal amounts outstanding hereunder (the "Principal Balance") from the date hereof until paid at the Interest Rate (hereinafter defined), except as otherwise herein provided, in accordance with the terms set forth herein:


                                   ARTICLE I

                       PAYMENT OF PRINCIPAL AND INTEREST

                 SECTION 1.01. Certain Defined Terms. As used in this Note, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Available Cash Flow" means, with respect to any period, all Revenues received during such period less all Operating Expenses incurred during such period.

                 "Base LIBO Rate" shall mean, with respect to an Interest Period, the rate of interest per annum (rounded to the next highest one-hundredths of one percent) at which U.S. dollar deposits are offered to the Holder by prime banks in the London interbank Eurodollar market for amounts in immediately available funds approximately equal to the Principal Balance with maturities equal to such Interest Period, at approximately 11:00 a.m. (New York City time) on the day that is two Business Days prior to the first day of such Interest Period.

                 "Breakage Costs" shall have the meaning set forth in Section
1.08 hereof.

                 "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and dealings are carried on in the London interbank market.

                 "Changes in Law" shall mean any law, regulation or requirement which takes effect after the date of this Note and which applies to and is binding upon the Holder, any change in any existing law, regulation or requirement which takes effect after the date of
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this Note and which applies to and is binding upon the Holder, any change announced by judicial or administrative authority and its interpretation of any law, regulation or requirement which takes effect after the date of this Note and which applies to and is binding upon the Holder, or any requirement or guideline imposed or made after the date of this Note which applies to and is binding upon the Holder by any central bank or fiscal, monetary or a similar authority.

                 "Debt Service Coverage Ratio" means the ratio of (a) the Available Cash Flow for the immediately preceding twelve (12) months divided by
(b) the aggregate sum of interest payments that were due and payable to the Holder pursuant to this Note (whether or not actually paid) in the immediately preceding twelve (12) months.

                 "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Event of Default" shall have the meaning ascribed thereto in
Section 2.01.

                 "Extended Maturity Date" shall mean the first anniversary of the Maturity Date.

                 "Interest Period" means the period commencing on the date hereof or the day after the last day of the preceding Interest Period, as the case may be, and ending on a day which is thirty (30) days thereafter; provided, however, that:

                 (i) whenever the last day of the Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                 (ii) whenever the first day of any Interest Period occurs on a day of a calendar month for which there is no numerically corresponding day in the succeeding calendar month in which such Interest Period shall end, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                 "Interest Rate" shall mean the LIBO Rate.

                 "LIBO Rate" shall mean, with respect to an Interest Period, a rate per annum which shall be the Base LIBO Rate applicable to such Interest Period plus 2.35%.

                 "Loan" shall mean the loan from the Holder to the Maker, the obligation to repay such loan being evidenced by this Note.

                 "Loan Documents" shall mean collectively (i) this Note, (ii) a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Mortgage") of even date herewith from the Maker to the Holder, securing the Note and covering the property known as Sawgrass Mills Phase II and located in Broward County, Florida (the "Property") as more particularly described therein, (iii) an Assignment of Leases and Rents of even date herewith from the Maker to the Holder and any and all other documents executed and delivered by the Maker in connection with the Loan.

                 "Note" shall mean this Note.





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                 "Officer's Certificate" shall mean a certificate delivered to the Holder and signed by an officer of The Mills Corporation or its successor, which certificate shall be subject to the provisions of Section 3.01 hereof.

                 "Operating Expenses" shall mean any and all (a) actual cash operating expenses relating to the operation of the Property, (b) the cost of ordinary maintenance and repairs of the Property and (c) real estate taxes and assessments relating to the Property. Operating Expenses shall not include (i) any interest and principal payments made to the Holder and any other party and
(ii) amounts disbursed for capital improvements to the Property.

                 "Prime Rate" shall mean 175 basis points in excess of the rate of interest per annum as established by The Chase Manhattan Bank, N.A. or its successor (the "Reference Bank") in New York, New York from time to time as its prime or base lending rate, and shall be effective on the day the Reference Bank establishes such change, which rate, the Maker acknowledges, may or may not be the Reference Bank's lowest rate. If the Reference Bank shall abolish or abandon the practice of establishing its prime or base lending rate or if such rate shall not be ascertainable, the Holder shall designate by notice to the Maker the floating commercial loan interest rate of Citibank, N.A. or its successor established from time to time as its prime or base lending rate, to be the Prime Rate hereunder.

                 "Revenues" shall mean any and all revenues and receipts from the Property, including without limitation, all rents, additional rents and all other amounts received under leases of space at the Property and proceeds of business interruption or rent insurance, but excluding any security deposits (unless forfeited to the Maker), prepayments of rent for more than one month in advance, amounts received from tenants and others in order to induce the Maker to accept a surrender of a lease or occupancy agreement, condemnation awards, casualty insurance proceeds and the proceeds of the sale of any portion of the Property.

                 SECTION 1.02. Interest. (a) The Maker shall pay interest on the Principal Balance hereunder at the Interest Rate. Such interest shall accrue during the Interest Period to which such LIBO Rate applies, from and including the first day of such Interest Period to and including the last day of such Interest Period. All accrued and unpaid interest under this Section
1.02 shall be payable monthly, in arrears, on the first day of the succeeding calendar month; provided, however, that upon the occurrence or during the continuance of an Event of Default, the Maker shall pay interest on the Principal Balance, on demand, at a rate per annum equal at all times to four
(4) percentage points per annum above the rate of interest otherwise payable on the Principal Balance (but in no event less than twelve percent (12%) per annum)(such rate is hereinafter referred to as the "Default Rate").

                          (b)     If at any time the Holder shall reasonably
determine (which determination shall be conclusive and binding upon the Maker) that (i) U.S. dollar deposits in an amount equal to the Principal Balance are not generally available at such time in the London interbank Eurodollar market,
(ii) reasonable means do not exist for ascertaining a LIBO Rate, (iii) the LIBO Rate on the Principal Balance would be in excess of the maximum interest rate which the Maker may lawfully pay or (iv) the Holder may not apply a LIBO Rate to the Principal Balance, or fund any portion of the Principal Balance bearing interest at a LIBO Rate in the





                                     - 3 -
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London interbank Eurodollar market, in accordance with applicable laws, regulations and legal requirements, then the Holder shall notify the Maker, and the Principal Balance shall bear interest at the Prime Rate.

                          (c)     If due to any Change of Law the Holder may
not maintain any LIBO Rate then in effect under this Note in accordance with applicable laws, regulations and requirements, such LIBO Rate shall automatically be converted to the Prime Rate if and for so long as such law, regulation or requirement is applicable, in which event the Maker shall, at its option, either commence and continue to pay the Prime Rate or prepay the Principal Balance including all interest accrued and unpaid thereon, all Breakage Costs (if any) relating to or arising from such prepayment, in each case on the earlier of (i) the last day of the Interest Period with respect thereto or (ii) the date on which it becomes unlawful for the Holder to charge such LIBO Rate (provided that the Maker shall have received not less than ten
(10) days' notice of the same). The Maker agrees to pay to the Holder, within ten (10) days after demand by the Holder, all costs and expenses incurred by the Holder as a result of such Change of Law directly attributable to this Note. This statement as to the amount of such Breakage Cost, or additional interest, costs and expenses furnished to the Maker by the Holder shall be conclusive and binding upon the Maker, absent manifest error.

                          (d)     The Maker agrees that each determination of
the Prime Rate shall be made by the Holder and shall be conclusive and binding upon the Maker. The Maker further acknowledges that the Prime Rate merely serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and that such Prime Rate may not be the lowest or best rate at which interest is calculated or credit is extended.

                 SECTION 1.03.  Prepayments.

                          (a)     Permitted Prepayments.  The Maker may, upon
at least thirty (30) days' notice to the Holder, stating the proposed date of the prepayment, which date shall be only upon the last day of the then current Interest Period (the "Noticed Prepayment Date") and the portion of the Principal Balance that will be prepaid (the "Prepayment Amount"), and, if such notice is given, the Maker shall on the Noticed Prepayment Date, prepay the Prepayment Amount, in whole and not in part, together with accrued interest to the date of such prepayment.

                          (b)     Other Prepayments.  In the event of any
prepayment in any matter other than that described in subsection (a) of this
Section 1.03, including, without limitation, a prepayment arising from an acceleration of the Loan upon the Maker's default, the Maker shall pay to the Holder (i) accrued interest to the date of such prepayment on the portion of the Principal Balance being prepaid and (ii) any and all costs actually incurred by the Holder in connection with such prepayment, including, but not limited to, the Breakage Costs (if applicable).

                 SECTION 1.04. Additional Interest. In the event that the Holder shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities in amounts in excess of those required to be maintained as of the date hereof, from and after the effective date of such increase, the Maker shall pay additional interest on the Principal Balance, from the first day of the then





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current Interest Period until the Principal Balance is paid in full, at an interest rate equal at all times through the remainder obtained by subtracting
(i) the LIBO Rate for the Interest Period from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus such percentage increase in the reserve requirements for such Interest Period, payable on each date on which interest is payable hereunder.

                 SECTION 1.05. Increased Cost. If, due to a Change in Law, there shall be any increase in the cost to the Holder of making, funding or maintaining the Loan, then the Maker shall from time to time, upon demand by the Holder, pay to the Holder additional amounts sufficient to compensate the Holder for such increased cost. A certificate as to the amount of such increase in cost, submitted to the Maker by the Holder, shall be conclusive and binding for all purposes.

                 SECTION 1.06. Computations. All computations of interest shall be made by the Holder on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is paid. Each determination by the Holder of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                 SECTION 1.07. Taxes. (a) All payments made hereunder shall be free and clear of and without deduction for any and all taxes, levies, deductions, charges or withholdings, and all liabilities with respect thereto (excluding franchise and income tax as imposed on, or measured by the income of the Holder) imposed by the United States or the jurisdiction under the laws of which it is organized or its principal place of business or any political subdivision thereof (all such non-excluded taxes, levies, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Maker shall be required by future law or change in any existing law to deduct any Taxes from or in respect of any sum payable hereunder (i) the sum payable shall be increased so that after making all the required deductions (including the deductions applicable to additional sums payable under this Section 1.07) the Holder receives an amount equal to the sum it would have received had no such deduction been made, (ii) the Maker shall make such a deduction and (iii) the Maker shall pay the full amount deducted to the relevant taxation authority or authority in accordance with applicable law.

                          (b)     In addition, the Maker agrees to pay any
stamp or documentary taxes, intangible taxes and any other property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of or otherwise with respect to, this Note (hereinafter referred to as "Other Taxes").

                          (c)     The Maker will indemnify the Holder for the
full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 1.07) incurred by the Holder and in any liability (including penalties, interests and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty days from the date the Holder makes written demand therefor. Notwithstanding the foregoing, the Maker may forbear from making such payment during the pendency of a contest brought in good faith in appropriate proceedings by Maker in opposition to such Taxes or Other Taxes, provided that security for such payment,





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
together with interest, fines and penalties thereon, and otherwise in amount and form satisfactory to the Holder, is delivered to the Holder within the thirty (30) day demand period set forth in the preceding sentence. Upon the final determination of any such contest, the Maker shall pay any such Taxes or Other Taxes, together with interest, fines and penalties thereon; in default of which the Holder may make any such payment out of the security deposited. Any security remaining after such payments, if any, shall be returned to the Maker.

                          (d)     Within thirty days after the date of any
payment of Taxes by the Maker, the Maker shall furnish to the Holder, at its address referred to in Section 4.02, the original or certified copy of the receipt evidencing payment thereof. Upon receipt by the Maker from the Holder of an inquiry with respect to whether Taxes are payable with respect of any payment hereunder, the Maker shall, at the reasonable request of the Holder, furnish the Holder, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Holder, in either case stating that such payment is exempt from or not subject to Taxes.

                          (e)     Without prejudice to the survival of any
other agreement of the Maker hereunder, the agreements and obligations of the Maker contained in this Section 1.07 shall survive the payment in full of principal and interest hereunder.

                 SECTION 1.08. Breakage Costs. If any payment of principal hereunder is made by the Maker to the Holder other than on the last day of an Interest Period, as a result of a payment pursuant to Section 1.03(b), acceleration of the maturity of this Note pursuant to Section 2.01 or for any other reason, the Maker shall, upon demand by the Holder, pay to the Holder any amounts required by the Holder for any additional losses, costs or expenses that it may reasonably incur as a result of such payment by reason of liquidation or redeployment of deposits or other funds acquired by the Holder to fund or maintain such principal amount (collectively, "Breakage Costs").

                 SECTION 1.09. Maturity Date Extensions. Provided that an Event of Default has not occurred, the Maker may extend the Maturity Date to the Extended Maturity Date upon not less than ninety (90) days' advance notice to the Holder (the "Extension Notice"), provided that, as of the last day of the calendar month preceding the giving of the Extension Notice (which calendar month for purposes of this determination may be no earlier than February 1998), the Debt Service Coverage Ratio is at least equal to 1.25; provided further, however, that, on or before the Maturity Date, the Maker shall pay to the Holder an extension fee equal to one-half of one percent (0.5%) of the then Principal Balance. The Extension Notice shall be accompanied by financial statements of the Maker for the twelve-month period ending on the last day of the month preceding the giving of the Extension Notice and an Officer's Certificate certifying that such financial statements are true and correct in all material respects and the amount of the Debt Service Coverage Ratio based on such financial statements. If the Holder shall reasonably believe that such financial statements may not have been prepared in accordance with generally accepted accounting principles, consistently applied, then the Holder may also require the delivery of the Maker's financial statements certified by a public accounting firm approved by the Holder.


                                   ARTICLE II





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
                         EVENTS OF DEFAULT; LATE CHARGE

                 SECTION 2.01. Event of Default. Each of the following shall constitute an "Event of Default":

                          (a) Failure to make payment of any monthly interest payment hereunder within five (5) days after the date due, the failure to make any payment of any late charge, late interest payment or any other charges hereunder or pursuant to any other Loan Document within five (5) days after the date due, or the failure to make payment of the Principal Balance when the same shall have become due, whether by maturity or acceleration or otherwise (any of which shall hereinafter be referred to as a "Monetary Default").

                          (b) Failure by the Maker in the due observance or performance of any of the terms or provisions contained in this Note or in any other Loan Document (other than a Monetary Default) within the grace period (if any), specified herein with respect thereto, if the Maker shall not have cured the same (if the same is reasonably susceptible of cure within such grace period) or, if the same is not reasonably susceptible of cure within such period, if the Maker shall not have within such period promptly commenced and thereafter diligently continued without interruption to cure the same within such period of time (not to exceed ninety (90) days) as the same, with the continuous exercise of such diligence, is reasonably susceptible of cure.

                          (c) If no applicable grace period is specified with respect to any term or provision contained in this Note or any other Loan Document, failure by the Maker in the due observance or performance of any of the terms or provisions contained in this Note or in any other Loan Document (other than a Monetary Default) if, within thirty (30) days after notice by the Holder, the Maker shall not have cured the same (if the same is reasonably susceptible of cure within such thirty (30) days) or, if the same is not reasonably susceptible of cure within such thirty (30) days, if the Maker shall not have within such thirty (30) days promptly commenced and thereafter diligently continued without interruption to cure the same within such period of time (not to exceed ninety
                 (90) days) as the same, with the continuous exercise of such diligence, is reasonably susceptible of cure.

                          (d) Failure by the Maker in the due observance or performance of any of the terms or provisions contained in this Note or in any other Loan Document, if such term or provision is not susceptible of cure.

                          (e) An Event of Default pursuant to that certain Master Lease, dated as of July 30, 1996, between the Maker, as lessor, and Sunrise Mills (MLP) Limited Partnership, a Delaware limited partnership ("Master Lessee"), as lessee, demising a portion of the Property or an Event of Default pursuant to any guaranty of Master Lessee's obligations thereunder (a "Master Lease Guaranty"; a guarantor thereunder being referred to herein as a "Master Lease Guarantor").

                          (f) An Event of Default pursuant to any "Security Document" as such term is defined in that certain

                 Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated December 1, 1993, between Sunrise Mills Limited Partnership (the "Phase I Owner") and Sawgrass Finance L.L.C. (together with its successors and assigns, the "Phase I Mortgagee") which has not been cured within any applicable cure or grace period and as a result of which the Phase I Mortgagee shall accelerate the maturity of the indebtedness secured thereby or initiate foreclosure or receivership proceedings; provided, however that this Event of Default shall be deemed cured if the Phase I Mortgagee rescinds the acceleration or elects not to pursue the foreclosure or receivership proceedings within 45 days after the initiation of foreclosure proceedings by the Holder under the Mortgage.

                          (g) If a court having jurisdiction shall enter a decree or order for relief in respect of the Maker, any general partner of the Maker, the Phase I Owner, the Master Lessee or the Master Lease Guarantor (collectively, the "Acceleration Parties") in an involuntary case under any applicable bankruptcy, insolvency or other similar law or code now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of any Acceleration Party or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days.

                          (h) If any Acceleration Party shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law or code now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law or code, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Acceleration Party or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate or partnership action in furtherance of any of the foregoing.

                          (i) If any representation or warranty made by the Maker in the Note, in any Loan Document, or in any other instrument which pertains to this Note proves to be false or misleading, now or hereafter in any material respect.

In the event of an Event of Default, the Holder may, by notice to the Maker, declare this Note, all interest thereon and all other amounts payable under this Note to be forthwith due and payable whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, protest or further notice of any kind, all of which are hereby expressly waived by the Maker.

                 SECTION 2.02. Late Charge. In the event that any monthly payment of interest provided for herein shall not be paid within five (5) days after the same shall be due, a late charge of four cents ($0.04) for each dollar so overdue shall become immediately due to the Holder as liquidated damages for failure to make prompt payment and the same shall be part of the indebtedness evidenced hereby and secured by the lien of the Mortgage. Late charges shall be payable with the next monthly payment due. Application of a late charge shall not be construed as a consent by the Holder to any extension of time.


                                  ARTICLE III

                                    RECOURSE

                 SECTION 3.01. Non-Recourse. Anything contained herein or in any other Loan Documents or any Officer's Certificate to the contrary notwithstanding, the Holder agrees that no recourse shall be had against the Maker or any constituent partner in the Maker for the payment of interest and principal or any other sums due under this Note or for the performance of the Maker's other obligations under the Loan Documents, except to the property and assets of the Maker, including without limitation the property secured by the Mortgage and any other collateral given as security for the payment of this Note, and in the event that the Holder pursues any remedies available to it hereunder or under the Mortgage or any other Loan Document, the Holder shall not have recourse to the Maker or any other person for any deficiencies, losses or claims for damages resulting therefrom, and none of the property or assets of the Maker or any other persons (other than the Property and the proceeds thereof) shall be subject to levy, execution, garnishment, attachment, foreclosure or other enforcement procedure for the satisfaction of the remedies of the Holder hereunder; provided, however, that the foregoing limitations shall not be construed so as to exonerate or exculpate the Maker or any other person who would otherwise be liable (collectively, the "Parties") from the payment of any liability, loss or damage suffered by the Holder by reason of
(i) any misapplication by the Maker or the Parties in violation of any of the Loan Documents of any funds held by or on behalf of any of them, including without limitation insurance proceeds, condemnation awards, security deposits and other deposits and reserves of any kind or nature, (ii) any modification of any existing lease or occupancy agreement in contravention of any term, covenant or condition of any Loan Document, (iii) willful commission of waste against the Property by the Maker or any of the Parties, (iv) the intentional or will-full breach of any representations or warranties by the Maker or any of the Parties in any of the Loan Documents or fraud by the Maker or any of the Parties; (v) the seizure or forfeiture of the Property, or any portion thereof or any interest therein, resulting from criminal wrongdoing or other unlawful actions of the Maker or any of the Parties; (vi) the failure of the Maker to pay, in accordance with the provisions of the Mortgage, real property taxes and assessments, insurance premiums, charges for labor or materials or other charges that would if remain unpaid create a lien on the Property or any portion thereof if and to the extent that otherwise sufficient Revenues were applied for purposes other than the payment of Operating Expenses and distributed by or to the Party against whom liability is sought after such taxes, premiums or charges were incurred, (vii) the breach by the Maker of any covenant in any of the Loan Documents pertaining to hazardous materials or compliance with environmental laws, regulations or other legal requirements,
(viii) the failure to pay any Operating Expenses after the occurrence of an Event of Default if and to the extent that otherwise sufficient Revenues were distributed by or to the Party against whom liability is sought after such Operating Expenses were incurred or (ix) the further encumbrancing of the Property; and provided further, that the foregoing limitations on the

Maker's and Parties' personal liability shall not impair the validity of the indebtedness evidenced hereby, the lien of the Mortgage, or the validity of any other Loan Document, or the right of the Holder as secured party to foreclose and/or enforce the lien of the Mortgage after default by the Maker, or the right of the Holder to enforce any of the provisions of the Loan Documents against the Maker. In the event that any person or persons or entity or entities, if any, shall have guaranteed all or part of the loan secured hereby, or any of the obligations of the Maker in connection therewith, by separate written guaranty, none of the foregoing limitations on the Maker's personal liability shall modify, diminish or discharge the personal liability of any such guarantor as set forth in any such written guaranty. It is the intention of the Maker and the Holder that this Section shall govern every other provision of this Note and all the other Loan Documents and that the absence of explicit reference to this Section in any provision hereof shall not be construed to derogate the application of this Section to such provision. Subject to the foregoing limitations on the personal liability of the Parties, nothing herein shall be deemed to be a waiver of any right which the Holder may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Reform Act of 1978 or any successor thereto or similar provisions under applicable state law to file a claim for the full amount of the debt owing to the Holder by the Maker or to require that all of the Property shall continue to secure all of the indebtedness owing to the Holder in accordance with this Note and the Mortgage.


                                   ARTICLE IV

                                 MISCELLANEOUS

                 SECTION 4.01. Amendment, Etc. No amendment or waiver of any provision of this Note, nor consent to any departure by the Maker herefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom such amendment, waiver and/or consent is asserted and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. If any term or provision of this Note shall be held to be invalid, illegal or unenforceable in any respect or under any circumstances, the remainder of this Note and the application hereof to other circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

                 SECTION 4.02. Notices. Any notice, demand, consent, waiver, approval, direction, agreement or other communication (any "Notice") required or permitted hereunder or under any other Loan Document shall be in writing and sent via overnight courier, delivered by hand or mailed by certified mail, return receipt requested, addressed as follows to the person entitled to receive the same:

                 (1)      If to the Maker, two (2) copies to:

                          Sawgrass Mills Phase II Limited Partnership
                          c/o The Mills Corporation
                          1300 Wilson Boulevard, Suite 400
                          Arlington, VA  22209
                          Attention:  General Counsel
                          Attention:  Chief Financial Officer
                          Tel.: (703) 526-5155
                          Fax.: (703) 526-5198

                          With a copy to:

                          Rudnick & Wolfe
                          203 North La Salle St., Suite 1800
                          Chicago, IL  60601-1293
                          Attention:  Robert H. Goldman, Esq.
                          Tel.: (312) 368-4000
                          Fax.: (312) 236-7516


                 (2)      If to the Holder:

                          CS First Boston Mortgage Capital
                            Corporation
                          55 East 52nd Street
                          New York, NY  10055-0186
                          Attention:  Mr. Robert K. Vahradian
                          Tel.: (212) 909-2178
                          Fax.: (212) 755-5681


                          with a copy to:

                          Kramer, Levin, Naftalis & Frankel
                          919 Third Avenue
                          New York, New York 10022
                          Attention:  Mark S. Fawer, Esq.
                          Tel.:  (212) 715-9372
                          Fax.:  (212) 715-8000


                 Any Notice shall be deemed to have been validly given hereunder when delivered if sent via courier service, delivered by hand or upon the third Business Day after deposited with the U.S. Postal Service. Any person shall have the right to specify, from time to time, at its address or addresses for purposes of this Note, any other address or addresses upon giving ten (10) days' notice thereof to each other person then entitled to receive notices or other instruments hereunder.

                 SECTION 4.03. No Waiver; Remedies. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. To the extent permitted by applicable law, the remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 SECTION 4.04. Costs and Expenses. The Maker agrees to pay on demand all costs and expenses in connection with the preparation, execution and delivery of this Note, the Loan Documents and any other instruments and documents to be delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Holder with respect thereto and with respect to advising the Holder as to its rights and responsibilities under this Note prior to the execution of this Note or following an event which with the giving of notice or passage of time would constitute an Event of Default hereunder. The Maker further agrees to pay on demand all losses, costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Note, the Loan Documents and any other instruments and documents delivered in connection herewith, including, without limitation, losses, costs and expenses sustained as a result of a default by the Maker in the performance of its obligations contained in this Note, the Loan Documents or any other instrument or document delivered in connection herewith.

                 SECTION 4.05. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default the Holder is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Holder to or for the credit or for the account of the Maker now or hereafter existing under this Note, irrespective of whether or not the Holder shall have made any demand under this Note and although such obligations may be unmatured. The Holder agrees promptly to notify the Maker after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Holder under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Holder may have.

                 SECTION 4.06. Binding Effect; Governing Law. This Note shall be binding upon and inure to the benefit of the Maker and the Holder and their respective successors and assigns. The Holder may assign to any party all or any part of, or any interest in, the Holder's rights and benefits hereunder or participation interests therein and to the extent of such assignment or participation such assignee or participant shall have the same rights and benefits against the Maker as it would have had if it were the Holder hereunder. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without regard to principles of conflict of law.

                 SECTION 4.07. Usury Savings Clause. It is the intention of the Maker and the Holder to comply with all applicable usury laws; accordingly, it is agreed that no provisions in this Note or any of the other Loan Documents shall require the payment or permit the collection of interest in excess of the maximum interest rate per annum permitted by applicable law to be charged to the Maker for the use, forbearance or detention of money (the "Maximum Rate"). If any interest in excess of the Maximum Rate is provided for, or shall be adjudicated to be so provided for then in such event, (i) the provisions of this Section shall govern, (ii) neither the Maker, its endorser or guarantors, nor their respective heirs, legal representatives, successors or assigns nor any other person or entity liable for the payment of this Note, shall be obligated to pay interest to the extent that it is in excess of the Maximum Rate, (iii) any excess interest which may have been collected shall, at the Holder's option, be either applied as a credit against the Principal Balance or refunded to the Maker and (iv) the effective rate of interest automatically shall be reduced to the Maximum Rate; provided, however, if from time to time thereafter the interest rate otherwise then in effect shall be less than the Maximum Rate then in force, the interest rate then in effect shall be automatically increased to the Maximum Rate and remain at the Maximum Rate until the total amount of (A) any excess interest theretofore credited or repaid to the Maker (pursuant to this foregoing provisions of this Section) and
(B) any interest which would have been earned if the interest rate had not been reduced to the Maximum Rate (as provided in this Section) has been fully repaid or paid to the Holder.

                 SECTION 4.08. Definitions. As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors and assigns, voluntary by operation of the parties, or involuntary by operation of law.

                 SECTION 4.09. Waivers. Presentment for payment, demand, protest, notice of demand, notice of dishonor, protest and non-payment are hereby waived by the Maker, except as herein specifically provided. Failure to accelerate the debt evidenced hereby by reason of default in the payment of an installment, or the acceptance of a past due installment, shall not be construed as a novation of this Note or as a waiver of the right of the Holder to thereafter insist upon strict compliance with the terms of this Note without previous notice of such intention being given to the Maker. THE MAKER AND THE HOLDER (BY ITS ACCEPTANCE HEREOF) EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.

                 SECTION 4.10. Reference to Loan Documents. This Note is given for the Loan and is secured by the Mortgage and the other Loan Documents. The Mortgage constitutes a lien on the Property. Reference is made to such documents for a description of the nature and extent of the security afforded thereby, the rights of the Holder hereof in respect to such security, and the terms and conditions upon which this Note is secured. The Holder of this Note is entitled to the benefits of such documents and may enforce the agreements contained therein and exercise the remedies provided therein or otherwise in respect thereof, all in accordance with the terms thereof.

                 IN WITNESS WHEREOF, the Maker has executed this Note, on the date above first written.

                                  SAWGRASS MILLS PHASE II LIMITED
                                    PARTNERSHIP, a Delaware limited
                                    partnership

                                  By:  Sawgrass Mills Phase II, L.L.C., a
                                             Delaware limited liability
                                             company, its general partner

                                  By:  The Mills Limited Partnership,
                                             a Delaware limited partnership,
                                             its Executive Manager

                                  By:  The Mills Corporation, a
                                             Delaware corporation, its
                                             General Partner


                                       By:
                                           ---------------------------------
                                       Name:
                                       Title:





State of New York                 )
                                  )  ss.:

County of New York                )


The foregoing instrument was acknowledged before me this 30th day of July, 1996 by ___________________, as _____________ of The Mills Corporation, a Delaware corporation, as general partner of the Mills Limited Partnership, a Delaware limited partnership, as Executive Manager of Sawgrass Mills Phase II, L.L.C., a Delaware limited liability company, as general partner of Sawgrass Mills Phase II Limited Partnership, a Delaware limited partnership.


                                        --------------------------
                                              Notary Public